UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2023
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On September 29, 2023, Western Midstream Operating, LP (the “WES Operating”), a subsidiary of Western Midstream Partners, LP (NYSE: WES) (“WES”), completed the public offering of $600,000,000 aggregate principal amount of 6.350% Senior Notes due 2029 (the “Notes”).

The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among WES Operating, the subsidiary guarantors named therein and Computershare Trust Company, National Association (successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the Thirteenth Supplemental Indenture (the “Supplemental Indenture”), dated as of September 29, 2023, by and between WES Operating and the Trustee, setting forth the specific terms applicable to the Notes (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). Interest on the Notes will accrue from September 29, 2023, and will be payable semi-annually on January 15th and July 15th of each year, with the initial interest payment being due on January 15, 2024. The Notes will mature on January 15, 2029, unless redeemed prior to maturity.

WES Operating may redeem all or some of the Notes, in whole or in part, at any time prior to their maturity at the applicable redemption price as set forth in the Indenture. The Notes rank equally in right of payment with all of WES Operating’s existing and future senior indebtedness and senior to any subordinated indebtedness that WES Operating may incur.

The Indenture contains covenants that will limit the ability of WES Operating and certain of its subsidiaries to create liens on its principal properties, engage in sale and leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of its properties or assets to another entity. Initially, the Notes will not be guaranteed by any of WES Operating’s subsidiaries. In the future, however, if any of WES Operating’s subsidiaries becomes a borrower or guarantor under, or grants any lien to secure any obligations pursuant to, WES Operating’s revolving credit facility, then that subsidiary will, jointly and severally, fully and unconditionally guarantee WES Operating’s payment obligations under the Notes so long as such subsidiary has any guarantee obligation under WES Operating’s revolving credit facility.

The Indenture also contains customary events of default, including, among other things, (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) failure by WES Operating for 60 days after notice to comply with any of the other agreements in the Indenture; and (iv) certain events of bankruptcy or insolvency with respect to WES Operating. If an event of default occurs and is continuing with respect to the Notes, the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of such Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to WES Operating occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes.
Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement relating to the Notes, dated September 27, 2023, as filed by WES Operating with the Securities and Exchange Commission on September 28, 2023. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of such Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Notes and the Indenture set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.
On September 27, 2023, WES Operating, together with its general partner, Western Midstream Operating GP, LLC (the “WES Operating GP”), the sole member of WES Operating GP, WES, and the general partner of WES, Western Midstream Holdings, LLC, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc., as representatives of the several underwriters, relating to the public offering (the “Offering”) of $600,000,000 aggregate principal amount of the Notes at a price to the public of 99.786% of their face value.

On September 29, 2023, WES Operating completed the Offering. WES Operating will use the net proceeds from the Offering to fund a portion of the aggregate purchase price for WES’s pending acquisition of Meritage Midstream Services II, LLC, to pay related costs and expenses, and for general partnership purposes.

The Offering was made pursuant to WES Operating’s shelf registration statement on Form S-3 (File No. 333-270964-01), which became effective on March 30, 2023.

The Underwriting Agreement contains customary representations, warranties and agreements, conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with WES Operating in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated September 27, 2023, by and among Western Midstream Operating, LP, Western Midstream Operating GP, LLC, Western Midstream Partners, LP, Western Midstream Holdings, LLC and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein.

4.1	Thirteenth Supplemental Indenture, dated as of September 29, 2023, by and between Western Midstream Operating, LP, as Issuer, and Computershare Trust Company, National Association, as Trustee.
4.2	Form of 6.350% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).
5.1	Opinion of Sidley Austin LLP.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	September 29, 2023	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer